PROJECT JADE SPECIAL COMMITTEE MATERIALS OCTOBER 25, 2010 * * * * * * Exhibit (c)(4)

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BACKGROUND AND PRELIMINARY OBSERVATIONS
Source: FactSet, Wall Street research
Note: (1) Sector represented by equal weighted index of Abercrombie & Fitch, Aeropostale, American Eagle, Ann Taylor, Bebe, Carter’s, Chico’s, Children’s Place, Coach, Coldwater Creek, The Dress Barn, The Gap,
Guess?, Gymboree, Limited Brands, New York & Company, Polo Ralph Lauren, Talbot’s, Under Armour, and Urban Outfitters
Management has been in discussions with TPG and has provided TPG certain information about the recent and forecasted performance of the business as well as management’s long range strategic plan
The business performed very well in the 1
st
half of FY2010, but starting in July weaker sales and margin trends began
–
Weather related in some cases
–
General economic conditions and state of the consumer in the U.S.
–
Fashion and assortment miss specific to the Company
Weaker sales and margin trends have continued in recent weeks prompting several analysts to lower estimates and causing a recent decline in stock price
–
Janney Montgomery, Piper Jaffray and Needham lowered EPS forecast for FY2010 and FY2011
–
Consensus EPS for FY2010 lowered from $2.45 to $2.30 (-6.1%)
–
Jade stock is down 5% since the August 26
th
earnings announcement and down 11% in last 7 days
•
Sector is up 20% since August 26
th
and down 5% in last 7 days
(1)
•
S&P500 is up 13% since August 26
th
and up 1% in the last 7 days
•
Jade stock peaked for the year at $50.00 on April 26, 2010; and currently trades at $31.68, down 37% (S&P Retail down 5% in the same period)
In response to the weaker trends, management has revised its estimates for Q3 and Q4
–
Change in Q3 revenue from $450MM to $435MM (-3.5%)
–
Change in Q4 revenue from $519MM to $498MM (-3.9%)
–
Implies change in FY2010E revenue from $1,790MM to $1,754MM (-2.0%)
–
Change in FY2010E EPS from $2.55 to $2.24 (-12.2%)

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BACKGROUND AND PRELIMINARY OBSERVATIONS (CONT’D)
In addition, management has lowered estimates in its long-range plan
–
FY2009 – FY2013E sales growth reduction from 14% to 12%
–
180bps reduction in gross margins to 44% range
(1)
–
Implies FY2009 – FY2013E EPS growth reduction from 23% to 14%
Historically, Q4 sales have accounted for 29%
(2)
of annual sales on average
–
Heavily dependent on November and December Holiday sales
Management indicated its inability to provide assurances about the holiday season, consistent with other retailers
Company does not appear to have any successor, heir apparent, or reasonable internal candidate to succeed the current CEO
–
Recent departure of Tracy Gardner (July 13)
–
No President or COO position currently
The operations team is deep and highly regarded
–
However, Libby Wadle, Retail and Factory Head, begins maternity leave October 25
The finance staff appears to be less deep, with little to no excess resource capacity
Earnings calendar (Q3 results and FY2010 guidance)
–
Typically last week of November
•
Flexibility on date, but Thanksgiving November 25
•
Notice of earnings release 10 days to two weeks prior (i.e. week of November 8)
•
Later earnings release provides more visibility on month of November and the 4 th
quarter, but must balance release timing with
Street’s timing expectations
Notes: (1) Based on FY2011E – FY2013E average
(2) Based on FY2007A – FY2009A average

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ANALYSIS OF JADE FY 2010E ESTIMATES
Source: Company management
Notes: (1) % change calculated as absolute change
(2) Represents mid-point of range
(3) Includes Abercrombie & Fitch, Aeropostale, Chico’s, and Urban Outfitters
(2)
(1)
Jade
Peer Group
(3)
As of % Change % Change
($MM) 8/18/10 8/24/10 10/6/10 8/18 - 8/24 8/24 - 10/6 8/18 - 10/6 (8/1-Current)
Sales
Jade Budget $1,740 $1,740 $1,740 -- -- -- --
Jade Estimate 1,790 1,765 1,754 (1.4%) (0.6%) (2.0%) --
Street Consensus 1,747 1,747 1,741 -- (0.3%) (0.3%) (0.5%)
Gross Margin %
Jade Budget 45.1% 45.1% 45.1% -- -- -- --
Jade Estimate 45.9% 45.1% 44.0% (80 bps) (102 bps) (182 bps) --
Street Consensus 45.8% 45.8% 45.0% -- (80 bps) (80 bps) (63 bps)
EPS
Jade Budget $2.27 $2.27 $2.27 -- -- -- --
Jade Estimate 2.55 2.39 2.24 (6.1%) (6.5%) (12.2%) --
Jade Guidance 2.42 2.30 2.30 (5.0%) -- (5.0%) --
Street Consensus 2.45 2.45 2.30 -- (6.1%) (6.1%) (3.1%)

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EARNINGS PROGRESSION OF FY 2010E
$0.68
$0.53
$0.57
$0.45 $2.24
$0.68
$0.53
$0.60
$0.54
$2.35
$2.45
$2.30
$2.25
$0.55
$0.49
$0.00
$0.50
$1.00
$1.50
$2.00
$2.50
$3.00
Q1
Actual
Q2
Actual
Q3
Estimated
Q4
Estimated
FY
2010E
Q1
Actual
Q2
Actual
Q3
Guidance
Q4
Guidance
FY
2010E
Consensus
as of 8/18
Consensus
as of 10/6
Jade Current Estimate (10/6)
Source: Company management
Notes: (1) Q3 includes non-cash $1.4MM expense related to paydown of term loan on 8/31/10
(2) Represents mid-point of range as of 8/24/10
(2)
(2)
(1)
Jade Guidance to Wall Street (8/24)

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EVOLUTION OF JADE ANALYST ESTIMATES – FY 2010E
$0.00
$10.00
$20.00
$30.00
$40.00
$50.00
$60.00
Feb-09 Jul-09 Dec-09 May-10 Oct-10
$0.00
$0.50
$1.00
$1.50
$2.00
$2.50
$3.00
Jade Share Price Consensus FY 2010E EPS
Source: FactSet, IBES

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RECENT SECTOR PERFORMANCE AND ANALYST EXPECTATIONS
Source: FactSet, IBES
Note: (1) Current prices based on 10/22/10 close
Share Price FY 2010E Consensus EPS Estimate FY 2010E Consensus Gross Margin %
Company 8/1/2010 Current % Change 8/1/2010 Current % Change 8/1/2010 Current % Change
Jade $35.63 $31.68 (11.1%) $2.45 $2.30 (6.1%) 45.8% 45.0% (0.8%)
Selected Peers
Abercrombie & Fitch 36.94 42.40 14.8% 1.80 1.82 0.8% 64.5% 63.6% (0.9%)
Chico's 9.37 9.89 5.5% 0.72 0.65 (9.7%) 57.2% 56.8% (0.5%)
Urban Outfitters 32.16 30.28 (5.8%) 1.67 1.68 0.6% 42.1% 42.1% 0.0%
Aeropostale 28.43 25.70 (9.6%) 2.83 2.64 (6.7%) 38.9% 38.1% (0.8%)
Mean 1.2% (3.8%) (0.5%)
Median (0.1%) (3.1%) (0.6%)
High 14.8% 0.8% 0.0%
Low (9.6%) (9.7%) (0.9%)

Price/NTM EPS
IBES Median Consensus Long-Term EPS Growth Rate

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JADE P/E MULTIPLE AND EPS GROWTH (SINCE IPO)
0.0x
10.0x
20.0x
30.0x
40.0x
50.0x
60.0x
Jun-06 Jul-07 Aug-08 Sep-09 Oct-10
0%
5%
10%
15%
20%
25%
30%
Price / NTM EPS Long-Term EPS Growth Rate
Source: FactSet, IBES.  Jade IPO was 6/27/06 at a price of $20.00 per share

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COMPARISON OF LONG RANGE PLAN: CURRENT VS. SEPTEMBER 1 BOARD MEETING
(US$ in MM, except per share data)
Source: Company management
9/1/2010 Current
Fiscal Year 2009 2010E 2011E 2012E 2013E 2010E 2011E 2012E 2013E
Sales 1578.042 $1,805 $2,034 $2,356 $2,709 $1,753 $1,955 $2,208 $2,487
% Growth 14.4% 12.7% 15.8% 15.0% 11.1% 11.5% 13.0% 12.6%
% Comp 10.2% 6.2% 6.3% 6.0% 6.3% 5.3% 3.4% 3.7%
Gross Profit 695.7 $828 $939 $1,091 $1,261 $772 $868 $982 $1,108
% Growth 19.0% 13.3% 16.3% 15.6% 11.0% 12.4% 13.1% 12.8%
% Margin 45.9% 46.1% 46.3% 46.5% 44.1% 44.4% 44.5% 44.5%
EBIT 211.3 $280 $338 $412 $501 $243 $279 $319 $369
% Growth 32.7% 20.7% 21.8% 21.6% 15.1% 14.6% 14.5% 15.6%
% Margin 15.5% 16.6% 17.5% 18.5% 13.9% 14.2% 14.4% 14.8%
EPS 1.91 $2.50 $3.02 $3.67 $4.44 $2.18 $2.50 $2.81 $3.20
% Growth 30.9% 20.8% 21.5% 21.0% 14.1% 14.7% 12.4% 13.9%

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COMMITTEE OPTIONS AND DECISION POINTS
A. Do nothing, terminate discussions
–
Potentially consider a proposal in January
–
Could pursue a recapitalization at a later date
B. Entertain a proposal
–
Agree on protocol, steps, and timing
C. Pursue a transaction with a pre-agreement process to solicit other buyers
–
Dependent on price and evaluation of effectiveness of pre-agreement process vs. post-agreement process
D. Pursue a transaction with a post-agreement process to solicit other buyers (“go shop”)
–
Dependent on price and evaluation of effectiveness of post-agreement process vs. pre-agreement process

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OUR WORK PLAN – THIS WEEK
Complete build-out of our financial model
Continue our due diligence with management
Develop our views on value and value drivers
Evaluate alternatives other than a sale
Assist you with the decision points
Stand ready for next steps pending decisions by the Committee